Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 113 to Registration Statement No. 033-00488 on Form N-1A of our reports dated July 28, 2015, relating to the financial statements and financial highlights of PNC Retirement Income Fund, PNC Target 2020 Fund, PNC Target 2030 Fund, PNC Target 2040 Fund, and PNC Target 2050 Fund, PNC Balanced Allocation Fund, PNC International Equity Fund, PNC Large Cap Core Fund, PNC Large Cap Growth Fund, PNC Large Cap Value Fund, PNC Mid Cap Fund, PNC Multi-Factor Small Cap Core Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund, PNC Small Cap Fund, PNC Mid Cap Index Fund, PNC S&P 500 Index Fund, PNC Small Cap Index Fund, PNC Bond Fund, PNC Government Mortgage Fund, PNC High Yield Bond Fund, PNC Intermediate Bond Fund, PNC Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Ultra Short Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC Maryland Tax Exempt Bond Fund, PNC Ohio Intermediate Tax Exempt Bond Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Government Money Market Fund, PNC Money Market Fund, PNC Tax Exempt Money Market Fund and PNC Treasury Money Market Fund, each a series of PNC Funds, appearing in the Annual Report on Form N-CSR of PNC Funds for the year ended May 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 25, 2015